UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment to Amendment to Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report:                        01/09/02
Date of Earliest Event Reported:       12/31/01

			WIRELESS DATA SOLUTIONS, INC.
       (Name of small business issuer as specified in its charter)

               Commission file number 333-47395


         Utah                                93-0734888
(State of Incorporation)        (I.R.S. Employer Identification No.)

                         2233 Roosevelt Road
					Suite #5
				St. Cloud, MN 56301
               (Address of principal executive offices)
 			   (320)203-7477
                     (Issuer's telephone number)


WIRELESS DATA SOLUTIONS, INC.

	        Changes to FORM 8K


This amendment to Form 8K was filed to correct the following item:



Wireless Data Solutions Statement of Earnings for fiscal 2001 contained an error, which was corrected. The brackets indicating a net loss were inadvertently left out on the last line on the Consolidated Statement of Earnings.






















Wireless Data Solutions, Inc. And Subsidiaries
Consolidated Statement of Earnings
For the Years Ended, September 30, 2001, and 2000

                                 09/30/01        09/30/00
                                (Unaudited)     (Audited)

REVENUES

  Net product sales            $1,234,238       $1,660,352
  Repairs and maintenance          49,660           63,055
  Product development sales             0          200,000
                                ------------------------------
Total Revenues                  1,283,898        1,923,407

COST OF SALES
  Products                        402,822          725,529
                                ------------------------------
Total Cost of Sales               402,822          725,529
                               --------------------------------
  Gross Profit                    881,076        1,197,878

  Operating Expenses            1,491,368        1,136,186

Operation income (loss)   (610,292)          61,692
                               __________________________________
Other income (Expense)
  Interest expense, net
    of interest income             (1,733)          10,940
  Lawsuit settlement                    0         (175,000)
  Other expenses                        0          (64,586)

                               ----------------------------------
  Total Other Income (Expenses)    (1,733)        (228,646)

Loss before provision
for income taxes                        0              949
                                ----------------------------------
NET EARNINGS                      ($612,025)         ($166,954)